EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 14, 2023, among NCR Corporation (or its successor), a Maryland corporation (the “Company”),NCR Atleos, LLC, a Delaware limited liability company and a subsidiary of the Company (the “New Guarantor”), ATM National, LLC, a Delaware limited liability company (“ATM National”), Cardtronics Holdings, LLC, a Delaware limited liability company (“Cardtronics Holdings”), Cardtronics, Inc., a Delaware corporation (“Cardtronics”), Cardtronics USA, Inc., a Delaware corporation (“Cardtronics USA”), CATM Holdings LLC, a Delaware limited liability company (“CATM Holdings”), NCR International, Inc., a Delaware corporation (collectively with ATM National, Cardtronics Holdings, Cardtronics, Cardtronics USA and CATM Holdings, the “Existing Guarantors”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as supplemented by a Supplemental Indenture, dated as of October 14, 2021, and as otherwise amended, restated, or modified from time to time, the “Indenture”) dated as of August 20, 2020, providing for the issuance of 5.250% Senior Notes due 2030 (the “Securities”);
WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.
2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
NCR ATLEOS, LLC,

    by /s/ Timothy C. Oliver
        Name: Timothy C. Oliver
        Title: President
NCR CORPORATION,

    by /s/Timothy C. Oliver
        Name: Timothy C. Oliver
        Title: Executive Vice President and Chief              Financial Officer
ATM NATIONAL, LLC,

    by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Director
CARDTRONICS HOLDINGS, LLC,

    by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Manager
CARDTRONICS, INC.,

        by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Director
CARDTRONICS USA, INC.,

        by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Director
CATM HOLDINGS LLC,

        by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Manager
[Signature Page to Supplemental Indenture]

NCR INTERNATIONAL, INC.,

    by /s/Vladimir Samoylenko
        Name: Vladimir Samoylenko
        Title: Secretary
COMPUTERSHARE TRUST COMPANY, N.A., as Trustee,

    by /s/ Scott Little
        Name: Scott Little
        Title: Vice President

[Signature Page to Supplemental Indenture]